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Exhibit 12

                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)

                                                                Twenty-four
                                                                weeks ended
                                                               June 15, 2001
                                                             -----------------

Income before income taxes                                   $             393
Loss/(income) related to equity method investees                             2
                                                             -----------------
                                                                           395

Add/(deduct):
     Fixed charges                                                         108
     Interest capitalized                                                  (28)
     Distributed income of equity method investees                           2

                                                             -----------------
Earnings available for fixed charges                         $             477
                                                             =================

Fixed charges:
     Interest expensed and capitalized (1)                   $              77
     Estimate of the interest within rent expense                           31
                                                             -----------------

Total fixed charges                                          $             108
                                                             =================


                                                             -----------------
Ratio of earnings to fixed charges                                         4.4
                                                             =================


(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.